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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2009 (except Note 1 regarding the Company's reverse stock split, as to which the date is October 12, 2009), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-161464) and related Prospectus of Dollar General Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Nashville, Tennessee
October 30, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm